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                                  EXHIBIT 10.3


                                   SWWT, INC.
                             C/O EAST RIVER VENTURES
                             645 MADISON AVE, #2200
                               NEW YORK, NY 10022


                                                          January 21, 2002

Mr. Jon V. Diamond
1 West 67th Street
New York, NY  10023

     This letter will confirm that your employment with, and position as an employee, officer and director of, SWWT, Inc. (the "Company") and its subsidiaries or affiliates, terminated as of January 21, 2002 (the "Termination Date").

     In connection with the foregoing, we hereby agree as follows:

o You and the Company will jointly announce that you have elected to leave your employment with the Company to pursue other business interests. The Company will take no position contrary to this in its communication or other dealings with the Company's customers, suppliers or outside third parties

o Simultaneously with your execution and delivery of this letter agreement to the Company, the Company will repurchase all of the 83,355 shares (the "Shares") of Series B Preferred Stock, of the Company (the "Series B Preferred Stock") issued to you pursuant to the Restricted Stock Purchase Agreement (the "Restricted Stock Purchase Agreement"), dated as of March 27, 2000, between you and E-Newco, Inc., a wholly owned subsidiary of the Company ("E-Newco") and represented by stock certificate no. 6 of the Company ("Certificate No. 6"). The sole consideration to you in respect of such repurchase will be the cancellation of all outstanding principal and interest obligations under the Partially-Recourse Promissory Note, dated as of March 27, 2000, from you to E-Newco, the original principal amount of $410,955.05. Upon repurchase by the Company, such shares of Series B Preferred Stock will be cancelled ipso facto and cease to be outstanding for any and all purposes.

o Consequently with your execution and delivery of this letter agreement, you are entering into a Stock Purchase Agreement dated as of the date hereof pursuant to which you will sell 101,413 shares of Series B Preferred Stock owned by you. Together with the 83,355 shares referred to in Paragraph 2 above, these constitute the only securities of the Company or rights to obtain such securities held by you or by any entity of which you are an affiliate.

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o    You hereby resign as an officer and a member of the Board of Directors of the Company and its subsidiaries, and as a member of the Board of Directors of SchoolNet, Inc.

o You hereby acknowledge and confirm that you remain subject to the provisions of Section 9 (Noncompetition) of the Employment Agreement dated as of March 27, 2000, between you and E-Newco (the "Employment Agreement"), and that you hereby expressly agree to comply with such obligations.

o None 9 of the Company or any of its subsidiaries, directors, officers, employees, shareholders, agents, representatives, successors and assigns or affiliates will have any further obligations to you in respect of any obligations arising out of (i) the Employment Agreement, including, without limitation, obligations arising pursuant to Section 2 (Compensation; Benefits), Section 3 (Business Expenses), Section 6 (Termination), Section 7 (Termination by Death or Disability of the Employee), Section 8 (Additional Payments) of the Employment Agreement, or (ii) The Stock Subscription Agreement, dated as of March 23, 2000, between you and the Company (the "Stock Subscription Agreement"), including, without limitation, obligations arising pursuant to Section 1(d) of the Stock Subscription Agreement, and you hereby release the Company and its subsidiaries, directors, officers, employees, shareholders, agents, representatives, successors and assigns or affiliates of such obligations. Notwithstanding the preceding sentences, the Company's obligations to you under Section 18 of the Employment Agreement will survive the termination of you employment with the Company. Without limiting the generality of the foregoing, you hereby acknowledge and agree that any and all stock options awarded to you pursuant to the Employment Agreement or otherwise (whether or not vested) are terminated and cancelled as of the Termination Date.

o You will have no further obligations to the Company or its subsidiaries, directors, officers, employees, shareholders, agents, representatives, successors and assigns, or affiliates in respect of obligations arising pursuant to Section 1(d) of the Stock Subscription Agreement and the Company and its subsidiaries, directors, officers, employees, shareholders, agents, representatives, successors and assigns, and affiliates hereby release you of such obligations.

o You shall not make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written) that in any way disparages the reputation or business of the Company, or any of its subsidiaries, directors, officers, employees, shareholders, agents, representatives, successors and assigns or affiliates. Neither the Company nor any of its affiliates shall make, or cause to be made, any statement, observation, or opinion, or communicate any information (whether oral or written) that in any way disparages your reputation or business interests.

o Except as otherwise set forth in this letter agreement, you hereby remise, release and forever discharge, and by these presents do for each of your heirs, executors, administrators, successors and assign, remise, release and forever discharge, each of the Company, and its subsidiaries, directors, officers, employees, shareholders, partners, agents, representatives, and their respective successors and assigns, of any and all actions,


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     causes of action, suits, debts, accounts, bonds, bills, covenants, contracts, controversies, agreements, liabilities, damages, costs, expenses, demands, judgments, executions, variances, claims and other obligations of whatever kind or nature, in law or in equity, know3n or unknown, arising from, connected or related to, or cause by any event, occurrence, cause or thing, of any type, whatsoever, arising or existing, or occurring, in whole or in part, at any time from the beginning of the world through the date hereof, including, without limitation, (i) any and all claims relating to your employment with the Company or its subsidiaries and the termination thereof, including, without limitation, all employment discrimination claims under the Age Discrimination in Employment Act, as amended, (ii) any and all claims relating to your purchase and ownership of capital stock of the Company or its subsidiaries and (iii) any and all claims pursuant to the Stock Subscription Agreement, the Restricted Stock Purchase Agreement and the Employment Agreement. The release set forth in this section shall be irrevocable and may not be changed orally.

o Except as otherwise set forth in this letter agreement, the Company hereby remises, releases and forever discharges, and by these presents does for each of its successors and assigns, remise, release and forever discharge you, your heirs, executors, administrators, successors and assigns, of and from any and all actions, causes of action, suits, debts, accounts, bonds, bills, covenants, contracts, controversies, agreements, liabilities, damages, costs, expenses, demands, judgments, executions, variances, claims and other obligations of whatever kind or nature, in law or in equity, known or unknown, arising from, connected or related to, or cause d by any event, occurrence, cause or thing, of any type whatsoever, arising or existing, or occurring, cause or thing, of any type, whatsoever, arising or existing, or occurring, in whole or in part, at any time from the beginning of the world through the date hereof, including, without limitation, any and all claims relating to your employment with the Company or its subsidiaries and the termination thereof, any and all claims relating to your purchase and ownership of capital stock of the Company or its subsidiaries and any and all claims pursuant to the Stock Subscription Agreement, the Restricted Stock Purchase Agreement and the employment Agreement. The release set forth in this section shall be irrevocable and may not be changed orally.

o You represent, acknowledge and confirm as of the date of this Agreement that pursuant to discussions with the Company, you have received material non-public information that could have a bearing on the price or valuation of the capital stock of the Company (the "Stock"). You represent, acknowledge and confirm that although the material non-public information you received could have a bearing on the price or valuation of the Stock, you still desire to enter into this Agreement. You represent, acknowledge and confirm that you have such knowledge and experience in financial and business matters as to be capable of evaluating independently the merits, risks and suitability of entering into this Agreement.

o The parties agree to cooperate with each other to effectuate the intent of the foregoing.



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o    As the Chief Executive Officer of the Company, you are fully familiar with its affairs, investments and prospects. You are aware that the company, its directors and affiliates have been seeking business combination opportunities for the Company and conducting discussions looking to that objective, including merger negotiations with San Vision Technology Inc., and that if any such business combination should be consummated, the value of the Series B Preferred Stock might be substantially enhanced. You have received such information and access in respect of such discussions as you requested or deemed appropriate. You have consented to Skadden, Arps, Slate, Meagher & Flom LLP and McDermott Will & Emery serving as counsel to the Company in this transaction and, in that regard, have consulted with such other attorneys or advisors as you deemed appropriate.

o Any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this letter agreement shall be settled by arbitration to be held in New York, New York, in accordance with the Employment Dispute Resolution of the American Arbitration Association. The decision of the arbitrator shall be final, conclusive and binding on you and the Company. The parties agree that judgment may be entered on the arbitrator's decision in any court having jurisdiction. You and the Company shall each pay one-half of the costs and expenses of such arbitration.

o This Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matters contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party in respect of said subject matter.

o You understand and acknowledge that, subject to paragraph 13 hereof, you have been advised to consult with counsel of your choice before signing this Agreement, and you hereby agree that, to the extent you felt necessary, you have consulted with your counsel with respect to the terms of this letter agreement.

o The terms of this letter agreement shall be governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.





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     Kindly acknowledge your agreement with the foregoing by signing a copy of this letter where indicated below and returning it to the Company, c/o Walter A. Carozza, East River Ventures II LP, 645 Madison Avenue, 22nd Floor, New York, New York 10022.


                                            Sincerely yours,


                                            SWWT, INC.


                                            By: /s/ Walter A. Carozza
                                                ----------------------------
                                                Name: Walter A. Carozza
                                                Title:  Vice President


I have reviewed the Agreement contained in this letter in its entirety; I understand its contents; and I voluntarily agree to all of its terms and conditions.


/s/ John V. Diamond
----------------------
Jonathan V. Diamond



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